PRESS RELEASE

Frisco, TX - November 27, 2006

Electrum Mining Limited (EMNG.OB) announced that the merger of CrossPoint Energy, LLC, a Texas limited liability company, into CrossPoint Acquisition, LLC, a subsidiary of Electrum Mining Limited, closed today. In connection with the merger, Electrum Mining Limited has changed its name to CrossPoint Energy Company and, effective as of the opening of business today, its trading symbol on the OTC Bulletin Board has been changed to CXPE.OB. The corporate office of CrossPoint Energy Company is located at 2801 Network Blvd., Suite 810, Frisco, TX 75034 and the telephone number is (972) 818-1100.

Prior to the merger, Electrum Mining Limited completed a one share to 2.368 share reverse stock split, as described in the Information Statement on Schedule 14C previously provided to each shareholder and filed with the Securities Exchange Commission on October 11, 2006. Electrum Mining Limited had 3,250,000 shares of Common Stock issued and outstanding, prior to the reverse stock split.

SOURCE: CrossPoint Energy Company